UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported):   May 28, 2010

FREEDOM RESOURCES
ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32735	87-0567033
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4265 San Felipe Street, Suite 1100, Houston, Texas		77027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 327-7417

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

On June 8, 2010, the Board of Directors of Freedom Resources Enterprises, Inc. (the “Corporation”) recommended and approved the dismissal of Pritchett, Siler & Hardy, PC, (“Pritchett”), as its independent auditor, effective immediately.

Pritchett’s reports on the Corporation’s financial statements as of and for the fiscal years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its reports for the fiscal years ended December 31, 2009 and 2008 contained going concern qualifications because the Corporation has incurred losses since its inception and it had, at the date of such reports, current liabilities in excess of current assets.

During the Corporation’s two most recent fiscal years ended 2009 and 2008 and during the subsequent interim period through the date of this report, there were  no disagreements with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Pritchett, would have caused Pritchett to make reference to the subject matter of the disagreements in connection with its reports, and  no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

On June 8, 2010, the Corporation engaged Burr Pilger Mayer, Inc. (“Burr”), an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as its new independent registered public accountant to audit the Corporation’s financial statements for the year ended December 31, 2010. The decision to change the Corporation’s independent registered public accounting firm was ratified by the Board of Directors of the Corporation on June 8, 2010.

 During the fiscal years ended 2009 and 2008 and through the date hereof, neither the Corporation  nor anyone acting on behalf of the Corporation consulted Burr with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Burr concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

The Corporation furnished Pritchett with a copy of this disclosure on June 8, 2010, providing Pritchett with the opportunity to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Corporation herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Pritchett, dated June 9, 2010 is filed as Exhibit 16.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 28, 2010, the holders of an aggregate of 47,700,000 shares of the common stock of the Corporation, or 94.1% of its issued and outstanding shares of common stock, acting by written consent pursuant to Section 78.320 of the Nevada Revised Statutes, approved an amendment to the Corporation’s Articles of Incorporation to (i) change the Corporation’s corporate name to Colombia Clean Power & Fuels, Inc. from Freedom Resources Enterprises, Inc. and (ii) effect a reverse stock split, pursuant to which every five (5) shares of the Corporation’s common stock, par value $0.001 per share, will be exchanged for two (2) new shares of the Corporation’s common Stock.

The Corporation filed an Information Statement with the Securities and Exchange Commission in accordance with Rule 14c-2 of the Securities Exchange Act of 1934 on June 10, 2010, relating to this action by written consent.  In accordance with Rule 14c-2, a Certificate of Amendment to the Corporation’s Articles of Incorporation  to effect the change in the Corporation’s name and to effect the reverse stock split will be filed with the Secretary of State of the State of Nevada and become effective no sooner than 20 calendar days after the Information Statement is mailed to the Corporation’s stockholders.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

16.1	Letter from Pritchett, Siler & Hardy, PC to the Securities and Exchange Commission dated June 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 10, 2010

FREEDOM RESOURCES ENTERPRISES, INC.

By:	/s/ Edward Mooney
Edward Mooney
President and Chief Executive Officer